United States

Securities & Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Hamilton Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 21, 2017

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Hamilton Bancorp, Inc. The meeting will be held at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, at 5:00 p.m., local time, on Monday, August 21, 2017.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Robert A. DeAlmeida
President and Chief Executive Officer

Hamilton Bancorp, Inc.

501 Fairmount Avenue, Suite 200

Towson, Maryland 21286

(410) 823-4510

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	5:00 p.m. on Monday, August 21, 2017.

PLACE	The executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286.

ITEMS OF BUSINESS

(1)   To elect three directors to serve for a term of three years.

(2)  To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal year ending March 31, 2018.

(3)  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on June 30, 2017.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors Robin L. Thiess
Corporate Secretary July 21, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on August 21, 2017: The Proxy Statement, Notice and 2017 Annual Report are Available at: http://www.edocumentview.com/HBK.

Hamilton Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hamilton Bancorp, Inc. (the “Company” or “Hamilton Bancorp”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for Hamilton Bank (the “Bank”). The annual meeting will be held at the Bank’s executive and administrative office located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286 on Monday, August 21, 2017 at 5:00 p.m. local time. This proxy statement and the enclosed proxy card are being mailed to shareholders of record on or about July 21, 2017.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on June 30, 2017. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other holder of record. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials. Your broker or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker or other holder of record that accompanies this proxy statement.

As of the close of business on June 30, 2017, there were 3,411,075 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s articles of incorporation provide that record owners of Company common stock beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock, unless a majority of unaffiliated directors (as defined in the articles of incorporation) grant such entitlement by resolution in advance of the acquisition of the excess shares.

Attending the Meeting

If you were a shareholder as of the close of business on June 30, 2017, you may attend the meeting. However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent account statement or letter from your broker or other holder of record are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from your broker or other holder of record.

Quorum and Vote Required for Proposals

Quorum. A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect three directors to serve for a term of three years and until their successors are elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of DHG as our independent registered public accounting firm for the fiscal year ending March 31, 2018, the affirmative vote of a majority of the votes cast on the proposal is required.

Broker Non-Votes. If you do not provide your broker or other record holder with voting instructions on certain non-routine matters, your broker will not have discretion to vote your shares on such matters. The election of directors is a non-routine matter. In the case of routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm, your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters.

How Votes Are Counted. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	for each of the nominees for director; and

•	for ratification of the appointment of DHG as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This

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includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Hamilton Bank ESOP or 401(k) Plan

If you participate in the Hamilton Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the plan that reflects all shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Hamilton Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the Hamilton Bank 401(k) Profit Sharing Plan (the “401(k) Plan”), a participant is entitled to vote the shares credited to his or her 401(k) Plan account. Shares for which no voting instructions are given or for which instructions were not timely received may be voted by the 401(k) Plan trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. The deadline for returning your ESOP and 401(k) Plan voting instructions is August 14, 2017.

Corporate Governance and Board Matters

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the “Investor Relations—Corporate Overview—Corporate Governance Documents” section of the Company’s website, www.hamilton-bank.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures for receiving, retaining and addressing complaints regarding

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accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Director Independence

Hamilton Bancorp currently has eight directors. The Board has determined that directors William E. Ballard, Joseph J. Bouffard, Carol L. Coughlin, James R. Farnum, Jr., William W. Furr, Bobbi Macdonald and Jenny G. Morgan are “independent” as defined in the NASDAQ Stock Market Rules (the “NASDAQ rules”). Director Robert A. DeAlmeida is not independent because he is the Chief Executive Officer of Hamilton Bancorp. In determining the independence of the directors listed above, the board of directors reviewed accounts that directors and their affiliates had with the Bank, none of which are required to be reported in this proxy statement under the heading “Transactions With Related Persons.”

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During the fiscal year ended March 31, 2017, the Board of Directors held 17 meetings. No director attended fewer than 90% percent of the total meetings of the Company’s Board of Directors and the board committees on which such director served.

Board Leadership Structure

At the Company, the positions of Chairwoman of the Board and Chief Executive Officer are held by different individuals. Chairwoman Carol L. Coughlin provides guidance to our Chief Executive Officer, Robert DeAlmeida, and is active in setting the agenda for Board meetings and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. We believe that this separation of roles enhances the Chairwoman’s leadership of the Board, which in turn oversees management, and enhances the Chief Executive Officer’s focus on managing Company operations. The Board is also involved in the strategic planning of the Company through formal discussions and approval of the Strategic Plan, which is updated annually.

Board’s Role in Risk Oversight

The Risk Committee of the Board of Directors is responsible for overseeing the Company’s risk management policy and its implementation. The committee approves the Company’s Risk Appetite Statements and Risk Tolerance levels, which in turn are presented to and approved by the Board. Quarterly, management develops a risk summary dashboard that shows actual risk ratings compared to established risk tolerance levels. Management reports action plans for those risk categories outside of acceptable tolerances. Risk categories include credit, interest rate, liquidity, price, operational, information technology, compliance, capital, earnings, strategic and reputation risks. The Compliance and Risk Officer coordinates and oversees the risk and compliance programs with management and has an auxiliary reporting relationship to the Chair of the Risk Committee.

Committees of the Board of Directors

The following table identifies our standing Board committees and their members as of June 30, 2017. All members of each committee are independent as defined by NASDAQ rules. Each committee

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operates under a written charter or charters available in the “Investor Relations—Corporate Overview—Corporate Governance Documents” section of the Company’s website, www.hamilton-bank.com.

	Governance and Nominating Committee	Compensation Committee	Risk Committee	Audit Committee

William E. Ballard	X			X
Joseph J. Bouffard		X *
Carol L. Coughlin	X		X	X
James R. Farnum, Jr.			X	X *
William W. Furr		X	X *
Bobbi R. Macdonald	X *	X
Jenny G. Morgan			X	X

Number of Meetings in Fiscal 2017:	4	5	5	5

* Denotes Chairperson.

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The board of directors of Hamilton Bancorp has designated Carol L. Coughlin, William E. Ballard, and James R. Farnum, Jr. as “audit committee financial experts,” as that term is defined by the rules and regulations of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.”

Risk Committee. The Risk Committee of the Board of Directors is responsible for overseeing the Company’s risk management policy and its implementation. See “Board’s Role in Risk Oversight” above.

Compensation Committee. The Compensation Committee is responsible for the annual evaluation of the Chief Executive Officer as well as recommending to the full Board the compensation of the Chief Executive Officer and other executive officers and directors, and administering the overall compensation policy of the Company. The Compensation Committee’s duties include:

•	establishing, reviewing, modifying and approving the executive compensation philosophy of the Company;

•	reviewing at least annually the performance of the Chief Executive Officer and reviewing all compensation components for the Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives and perquisites;

•	determining, in consultation with the Governance and Nominating Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service as directors;

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•	administering and having discretionary authority over the Company’s incentive compensation plans and programs;

•	approving grants of equity awards to executive officers and directors;

•	regularly evaluating the relationship between the Company’s overall compensation policies and practices and risk;

•	in consultation with the Governance and Nominating Committee, reviewing the Bank’s management succession plan for the Chief Executive Officer and other executive officers; and

•	reviewing the Company’s employee benefits plans and other personnel, compensation, and related policies.

These duties and responsibilities are set forth in a written Charter reviewed by the Compensation Committee and approved by the Board of Directors annually.

The Compensation Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Compensation Committee receives regular reports on compensation matters and trends from the Committee’s independent compensation consultant and the Company’s Compliance and Risk Officer. The Compensation Committee annually reviews the risk profile of our executive and broad-based compensation programs to determine if any practices might encourage excessive risk taking on the part of senior executives. For 2017, the committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the satisfaction of a pre-determined performance gate or trigger in order for cash bonuses to be paid under the Annual Incentive Plan, significant stock ownership guidelines, and our clawback policy. In light of this analysis, the Compensation Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk. The performance of the Chief Executive Officer and other executive officers is reviewed at least semi-annually by the Compensation Committee. While strict numerical formulas are not used to evaluate their overall performance, the Compensation Committee considers the performance of the Company and the Bank based on common performance metrics such as earnings, return on equity, return on assets and asset quality, and each executive officer’s contribution to the Company’s successful operation. Decisions by the Compensation Committee with respect to the compensation of executive officers are reported to the full Board for ratification.

The Compensation Committee makes decisions about the Chief Executive Officer and executive officer compensation as part of the annual review of the performance of the Chief Executive Officer and the other executive officers. The Compensation Committee considers the Chief Executive Officer’s perspective on each executive officer’s individual performance (other than the Chief Executive Officer’s performance) and the performance of the Company. The Chief Executive Officer is not in the executive sessions or any meetings where his compensation and/or performance are being discussed. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including with respect to the adoption, amendment, modification or termination of the Company’s tax-qualified retirement plans and health and welfare plans.

During the year ended March 31, 2017, the Compensation Committee worked with Broder & Associates (“Broder”) with respect to reviewing the Company’s broad-based employee compensation and

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benefit plans. Broder also provided the Compensation Committee with compensation survey data used for compensation benchmarking. Broder provides human resource advice and guidance to the Compensation Committee and the Bank’s human resource department as well as broad based compensation data relating to all its employees. Moreover, the Compensation Committee has determined that pursuant to applicable Securities and Exchange Commission Rules and the NASDAQ corporate governance listing standards, Broder has not engaged in any work that would cause a conflict of interest in their role of determining or recommending the amount or form of the Company’s executive and director compensation.

The Compensation Committee, along with the Governance Committee, has established stock ownership guidelines for senior management and the Board of Directors that should be met at the end of five years. These guidelines were approved by the Board.

CEO	65,000 shares

Other Officers:

EVP	20,000 shares

SVP	10,000 shares

VP	7,500 shares

Non-employee directors	6,800 shares

Governance and Nominating Committee. The Company’s Governance and Nominating Committee assists the Board of Directors in identifying qualified individuals to serve as Board members. The Governance and Nominating Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders, including considering recommendations for nominees submitted by shareholders. The procedures of the Governance and Nominating Committee, which are required to be disclosed by the rules of the Securities and Exchange Commission, are included in this proxy statement under the heading “Governance and Nominating Committee Procedures.”

The Governance and Nominating Committee also develops and recommends corporate governance guidelines to the Board for its approval, makes recommendations to the Board regarding the size and composition of the Board and develops and recommends to the Board criteria for the selection of individuals to be considered for election or re-election to the Board. The Governance and Nominating Committee reviews the Board’s committee structure and recommends to the Board, for its approval, directors to serve as members of each committee. In addition, the Governance and Nominating Committee reviews and approves all related person transactions in accordance with the Company’s Policy and Procedures for Approval of Related Person Transactions, and reviews and monitors director relationships with the Company and the Company’s independent accounting firm to ensure the Board’s compliance with the NASDAQ rules regarding director independence. In 2017, the Governance and Nominating Committee did the following:

•	Evaluated the Board as a whole, and had individual directors evaluated by all directors (360-degree style evaluations), to assess a number of attributes, including engagement, continuing education, attendance and contributions (financial and intellectual). The Chairwoman and/or the Governance and Nominating Committee Chair met individually with each director to discuss performance.

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•	Evaluated the size, composition, diversity and skill set of the Board. Evaluated the committee structure and functions, management and financial reports and communications. Monitored the minimum expectation of sixteen hours of continuing education per year.

•	Monitored Company stock ownership and retention guidelines.

Director Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of shareholders. All of our then-current directors attended the 2016 annual meeting of shareholders.

Governance and Nominating Committee Procedures

General

It is the policy of the Governance and Nominating Committee of the Board of Directors to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairwoman of the Governance and Nominating Committee, care of the Corporate Secretary, at the main office of the Company located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance and Nominating Committee;

•	The name and address of the shareholder as they appear on the Company’s books, and the number of shares of the Company’s common stock that are owned beneficially by the shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership, if any, should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

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•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Governance and Nominating Committee at least 180 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Governance and Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee first develops an analysis of board skill needs. The Committee then identifies possible candidates meeting the requirements and relies on personal contacts of the committee members and other members of the Board of Directors as well as knowledge of the members of the communities served by the Bank who fit the criteria. Candidates are vetted and brought in for formal interviews with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations to the Board for additional interviews and vetting. After the candidate is fully vetted by the Committee and the Board of Directors, the Board of Directors vote on whether to nominate the candidate for election as a director. The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Governance and Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance and Nominating Committee will conduct a background check of the individual and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Governance and Nominating Committee has recommended, and the Board of Directors has adopted, a set of criteria for the Governance and Nominating Committee to consider when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age restriction, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or Committee governing documents.

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If the candidate is deemed eligible for election to the Board of Directors, the Governance and Nominating Committee will then evaluate the potential nominee based on the following criteria:

•	financial, regulatory and business experience;

•	familiarity with and participation in the local community;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	ability to fully participate in the Company’s monthly meetings and on designated committees;

•	dedication to the Company and its shareholders; and

•	independence.

The Committee will also consider any other factors it deems relevant, including skills, background, age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but we believe diversity is important and it is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

With respect to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s board and committee attendance and performance; results of their annual 360 degree board evaluation; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 18, 2018. However, if next year’s annual meeting is held on a date more than 30 calendar days from August 21, 2018, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals that are intended to be included in the proxy statement for the Company’s next annual meeting will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

In addition, the Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 80 days nor more than 90 days before the date of the annual meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

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Proposal 1 — Election of Directors

Hamilton Bancorp currently has eight directors, each of whom also serves as a director of Hamilton Bank. Directors serve in three classes with three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Hamilton Bank are elected by Hamilton Bancorp as its sole shareholder.

The following table states our directors’ names, their ages as of March 31, 2017, and the years when they began serving as directors and when their current terms expire.

Name (1)	Position(s) Held With Hamilton Bank	Age	Director Since (2)	Current Term Expires
Carol L. Coughlin	Chairwoman of the Board	58	2010	2017
Robert A. DeAlmeida	President, Chief Executive Officer and Director	62	2005	2018
William E. Ballard	Director	68	2010	2017
Joseph J. Bouffard	Director	67	2015	2017
James R. Farnum, Jr.	Director	57	2013	2018
William W. Furr	Director	68	1977	2019
Bobbi R. Macdonald	Director	51	2008	2018
Jenny G. Morgan	Director	57	2016	2019

(1)	The mailing address for each person listed is 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286.
(2)	Includes service as a director of Hamilton Bank prior to its conversion in fiscal 2013.

Nominees for Election as Directors

The nominees for election as directors at the 2017 annual meeting of shareholders are William E. Ballard, Carol L. Coughlin and Joseph J. Bouffard, each of whom is a current director of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above unless other instructions are provided. If any nominee is unable to serve, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

The Business Background of Nominees and Continuing Directors

The business experience for the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

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Nominees

William E. Ballard. William E. Ballard is a Partner and Project Manager of EFI Group, LLC, which provides a wide range of engineering and manufacturing consulting services to address industry profitability challenges. Services include strategic planning and expansion implementation. He is responsible for maintaining EFI Group’s Project Management and Lean Manufacturing standards, assigning the right resources to projects and ensuring EFI Group’s clients have an exceptional experience overall. Prior to joining EFI Group in 2001, Mr. Ballard led capital project evaluation, capital expansion and manufacturing improvement-planning activities for a major chemical company and also held line positions in both manufacturing and maintenance. He is a Mechanical Engineering professional and earned his MBA in Finance from the University of Baltimore. Mr. Ballard is a Member of the Regional Manufacturing Institute, a group that promotes the growth of manufacturing throughout Maryland. Mr. Ballard serves as a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Hamilton Bank. He also served as the Board liaison to the Compliance Committee. Mr. Ballard’s management experience and knowledge of the local business community provides the board valuable insights regarding business development in our market area.

Carol L. Coughlin. Ms. Coughlin was appointed to the Board of Hamilton Bank in 2010 and to the position of Chairwoman of the Board in January 2015. She is an accomplished C-suite executive with a proven track record helping high-growth companies improve profits, overcome obstacles, and implement change. Ms. Coughlin is known for her skills in financial strategy, turnaround and profitability improvements, scaling for growth, risk assessment, M&A, managing change and cultivating highly motivated teams in high growth environments. She has partnered with CEOs to lead turnarounds, recapitalizations, high growth and profitability improvement, and prepared for and participated in the sale of three companies. In 2006, Carol launched BottomLine Growth Strategies, Inc., a growth advisory service firm which works with CEOs of privately held companies to transform their enterprise value through implementation of proven best practice financial and operations strategies and to assist them in the development of board governance best practices. She and her company have received numerous awards for her leadership and community impact. Coughlin has served on a number of boards including public, private, government, non-profits and advisory. In addition to her service on the Hamilton Bancorp board, she serves on the board and is the Finance Affairs Chair of University of Maryland Medical Center, an academic medical center with over $1B in revenues, and the Maryland 529 Board which governs over $5BB in assets of Maryland’s prepaid college and college savings plans. She also participates on the Finance and Strategy Committee and the Audit Committee of the University of Maryland Medical System. Coughlin is a magna cum laude graduate from Loyola University Maryland with a Master’s in Business Administration, and also holds a BS in Business/Accounting from Towson University.  She is a Certified Public Accountant (active status, Maryland).  Ms. Coughlin meets the SEC requirements of “audit committee financial expert” and serves as a member of the Risk, Governance/Nominating and Audit Committees. Ms. Coughlin’s extensive financial management and board governance experience along with her knowledge of the local business community and active civic involvement makes her an invaluable member of the Company’s board of directors.

Joseph J. Bouffard. Mr. Bouffard was appointed to the Board of Directors on January 20, 2015. A seasoned financial executive, he has more than 25 years of experience working for Baltimore-based financial institutions and more than 15 years serving as president and CEO for area community banks. Mr. Bouffard possesses real-world knowledge and expertise working with community banks, public companies, and both performing and troubled banking institutions. Mr. Bouffard has extensive ties to the Baltimore banking community and has served on several banking-related boards and committees. Before retiring in December 2014, he served eight years as president and CEO of Baltimore County Savings Bank, a $630,000,000 community bank/bank holding company with 16 branch offices. During his tenure with Baltimore County Savings Bank, Mr. Bouffard improved the poorly performing institution that was

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previously victimized by a multimillion dollar check fraud. He converted it from a mutual holding company to a Federal Reserve Member Bank and took the company from three years of losses to 16 consecutive quarters of profitability. Prior to that, Mr. Bouffard served as president and CEO of The Patapsco Bank, and during his tenure converted the bank from a mutual organization to a publicly traded company and grew assets from $77 million to $228 million. He also served as senior vice president of The Bank of Baltimore, president and chief operating officer of Municipal Savings Bank, a subsidiary of Baltimore Bancorp, and vice president of The Bank of Baltimore. An accomplished CEO, Mr. Bouffard spent much of his career advancing the banking community by serving on industry association and community foundation boards. Mr. Bouffard serves as Chairman of the Compensation Committee. In 2016 Mr. Bouffard retired as a board member and chairman of the compensation committee of Maryland Financial Bank and as an active member of the membership committee for the American Bankers Association. He previously served on the American Bankers Association Community Bankers Council, as a board member of the Dundalk Community College Foundation, and board member of the Maryland Bankers Association. Mr. Bouffard holds a bachelor’s degree in business administration from University of Baltimore and MBA from Loyola University Maryland, formerly Loyola College. He resides in Bel Air, Maryland with his wife. Mr. Bouffard’s extensive experience with publicly traded community banking organizations in the Mid Atlantic market area makes him an invaluable asset to the Board.

Directors Continuing in Office

The following directors have terms ending in 2018:

Robert A. DeAlmeida. Hamilton Bank has transformed and thrived under the leadership of president and CEO Robert (Bob) DeAlmeida. His vision for expansion began as far back as 1990 when he was hired as the bank’s chief financial officer. At the time, the bank had two locations and less than 25 employees. Today, Hamilton Bank operates eight Maryland locations from its headquarters in Towson, and its staff has more than tripled. DeAlmeida and his team have expanded the bank’s services to meet the complete banking needs of small businesses, retailers, consumers, and homeowners across Greater Baltimore. During his prior post as CFO of Hamilton Bank, DeAlmeida managed the accounting operations and investments for the bank, yet he quickly found himself entrenched in other aspects of the business. DeAlmeida handled negotiations and all related acquisition dealings, fueling growth for Hamilton Bank at a time when other banks were struggling. He became vice president and treasurer in 1990, and earned the position of bank president in July 2005. During DeAlmeida’s tenure, Hamilton Bank has proven its stability, its reputation, and its dedication to the customer. Mr. DeAlmeida serves on prominent industry boards and in a variety of special advisory roles. He currently serves on, and was past chair of, the board of directors of the Maryland Bankers Association - the only professional association representing the banking industry in Maryland. He serves as chairman of The Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council (CDIAC), and also represents the district by serving on the National Community Depository Institution Advisory Council in Washington D.C. . Mr. DeAlmeida serves on the Board of Directors of the Maryland Chamber of Commerce and is the incoming chair of the University of Baltimore, Merrick School of Business Dean’s Advisory Council – this council provides business perspective for the strategic direction of the School. Mr. DeAlmeida is chairman of the board of directors of Healthy Neighborhoods, a supporting organization of the Baltimore Community Foundation which finances housing and home improvements for home buyers and homeowners in Baltimore City. Mr. DeAlmeida also serves on the Neighborhood Housing Services (NHS) of Baltimore loan committee; the audit and finance committee of the Girl Scouts of Central Maryland; and on the investment committee of the Maryland Historical Society. He is a past director of both NHS of Baltimore and past chair of HARBEL Housing Services. DeAlmeida earned his bachelor’s degree in accounting from Loyola College of Maryland and his master’s degree in economics from the University of Baltimore.

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Bobbi R. Macdonald. Bobbi R. Macdonald is Executive Director and founder of The City Neighbors Foundation. Ms. Macdonald co-founded three public schools: City Neighbors Charter School (2005), City Neighbors Hamilton (2009) and City Neighbors High School (2010). City Neighbors schools, students, teachers and parents learn through Project Based Learning, Arts Integration, and a unique governance model that engages families in creating the school culture.   Serving over 850 students City Neighbors is a premier organization and scores in the top 10 for statewide assessments in Baltimore.  The City Neighbors Foundation seeks to disseminate best practices, provide professional development for teachers, and provide forums to transform public education. A lifelong advocate for grassroots organizing for building strong communities, Ms. Macdonald was recently selected by the Annie E. Casey Foundation as one of 16 leaders from across the country for the Children and Family Fellowship. She received her Bachelor's Degree from the University of Illinois in Human Development and Family Ecology, and holds a Master’s Degree from the University of Maryland, College Park, in Curriculum and Instruction. Ms. Macdonald serves as Chairwoman of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee of the Board of Hamilton Bank.  Ms. Macdonald is on the Board of the National Coalition of Diverse Charter Schools, and the Advisory Board of Reimagining Education, a National project of Convergence.  She also serves as a founding member and past Chair of the Maryland Alliance for Public Schools and the Baltimore Education Coalition. Ms. Macdonald’s extensive community involvement and leadership experience in building high performing organizations makes her an invaluable asset to the Board.

James R. Farnum. James R. Farnum, Jr. is the Chief Executive Officer and Owner of Alliance Advisory Group, LLC, an organizational advisory practice he formed in 2003 to provide strategic advisory services to a variety of organizations in both the for profit and not-for-profit sectors. Mr. Farnum also serves as the Vice President of Sales and Operations for the S.W. Betz Company, an 84 year old weighing and materials handling distributor. Mr. Farnum has thirty-six years of experience in commercial and retail banking and financial services as well as owning and operating several businesses. He is a graduate of Loyola University Maryland with an Executive MBA (Fellows Program) and also earned a Bachelor’s of Science in Finance from the University of Maryland, College Park. Current and past affiliations include Adjunct Professor at the Loyola University Maryland Sellinger School of Business and the Johns Hopkins University Carey Business School; Board of Directors for L.E. Goldsborough & Sons, Inc.; and the Board of Advisors and Finance Committee Chair of St. Frances Academy. Mr. Farnum serves as Chairman of the Audit Committee, Chairman of the Loan Committee and as a member of the Risk Committee of the Board of Hamilton Bank. Mr. Farnum’s strategic and risk management experiences, banking and financial services experience, and knowledge of the local business community make him a valuable asset to the board of directors.

The following directors have terms ending in 2019:

William W. Furr. William W. Furr has over 40 years’ experience in the highly regulated insurance business and severed on Hamilton’s Board since 1977. He is presently President and Board member of The Paramount Insurance Company, a local non-standard automobile insurer. Prior to being named President of Paramount in 2015, Mr. Furr worked as a consultant, assisting with insurance regulatory compliance, customer service and marketing for insurance operations and small businesses. In 2004 he facilitated for the Maryland Insurance Administration the rehabilitation and of Carroll County Mutual Insurance Company, now Westminster American Insurance. Previously, Mr. Furr spent 28 years as manager of the Baltimore regional office of Amica Mutual Insurance Company. Mr. Furr serves as a member of the Compensation Committee and chairs the Risk Committee of the Board of Hamilton Bank. In addition to his Hamilton board position, Mr. Furr is on the board of Westminster American Insurance Company and chairs their Audit Committee. Mr. Furr previously served on the District of Columbia Property Insurance Facility Board, and was Chairman of the Maryland Joint Insurance Association Board. Mr. Furr’s other past affiliations include the Joseph Richey Hospice board and the All Saints Sisters of

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Poor convent in Catonsville. Mr. Furr is a Chartered Property Casualty Underwriter and received a bachelor’s degree from University of Richmond. Mr. Furr’s extensive experience in regulated environments, his commitment to excellence, management and operations experience, and knowledge of the local business community offers Hamilton’s board valuable insights regarding regulators, internal processes, external customer service and marketing matters.

Jenny G. Morgan. Ms. Morgan was appointed to the Board of Directors on January 19, 2016. Jenny G. Morgan is currently President and Chief Executive Officer of basys, inc., a growing technology company that for 40 years has provided benefits administration systems for third-party administrators and self-administered fund offices in the multiemployer market throughout the United States and Canada. Prior to joining basys, inc. in 2009, Ms. Morgan served as an Investment Principal at Sterling Partners, a top middle-market private equity firm, where her responsibilities included identifying, evaluating and executing prospective investments and working with portfolio companies to leverage opportunities for growth and operational efficiencies. Before joining Sterling Partners in 2006, Ms. Morgan was Chief Executive Officer of ViPS, Inc. (now a subsidiary of General Dynamics Information Technology), which grew into one of the Baltimore area’s largest information technology companies during her 20-year leadership. Ms. Morgan holds a Master of Administrative Sciences degree from Johns Hopkins University and a Bachelor of Arts degree in economics from Brandeis University. She was selected as a finalist for the Ernst & Young Entrepreneur of The Year® Award in 2000 and named an Ernst & Young Entrepreneur of The Year® Award winner for the state of Maryland in 2005. From 2001 to 2003, she received the Deloitte & Touche Technology Fast 50 award as CEO of one of Maryland’s 50 fastest-growing technology companies. Ms. Morgan serves as a member of the Risk Committee and the Audit Committee of the Board of Hamilton Bank. Ms. Morgan serves on a number of local, privately held company boards and the Advisory Council for the Johns Hopkins Carey Business School. She also served on the Board of Federal Reserve Bank of Richmond, Baltimore Branch from 2009-2014. Ms. Morgan’s extensive leadership experience with high growth companies along with her expertise in mergers and acquisitions and cyber security makes her a strong asset to the Board.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

On March 17, 2015, the Company engaged Stegman & Company (“Stegman”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2016. Prior to engaging Stegman, the Company did not consult with Stegman regarding any of the matters listed under Regulation S-K Item 304(a)(2)(i) or (ii). Stegman has not audited the consolidated financial statements of the Company as of and for any year or issued any reports on any audits of the consolidated financial statements of the Company. During the Company’s fiscal years ended March 31, 2016 and 2015, there were (1) no disagreements (as such term is used in Regulation S-K Item 304(a)(1)(iv)) between the Company and Stegman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Stegman, would have caused Stegman to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements and (2i) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Following the Company’s engagement of Stegman, Stegman announced that effective June 1, 2016 substantially all directors and employees of Stegman would join Dixon Hughes Goodman LLP (“DHG”). As a result, effective June 1, 2016, Stegman resigned as the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of DHG to serve as the Company’s independent registered public accounting firm and the Company engaged DHG to serve as the Company’s independent registered public accounting effective June 1, 2016. Prior to engaging DHG, the

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Company did not consult with DHG regarding any of the matters listed under Regulation S-K Item 304(a)(2)(i) or (ii).

The Audit Committee of the Board of Directors has appointed DHG to be the Company’s independent registered public accounting firm for the year ending March 31, 2018, subject to ratification by shareholders. A representative of DHG is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of DHG is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

Even if the selection of DHG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of the Company and its shareholders.

The Board of Directors recommends a vote “FOR” the ratification of Dixon Hughes Goodman LLP as independent registered public accounting firm for the year ending March 31, 2018.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by DHG and Stegman & Company during the fiscal years ended March 31, 2017 and 2016, respectively.

	2017	2016

Audit Fees	$90,018	$65,135
Audit-Related Fees	$—	$—
Tax Fees	$7,500	$7,500
All Other Fees	$—	$—

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Report on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $90,018 and $65,135 during the years ended March 31, 2017 and 2016, respectively.

Audit Related Fees. During the year ended March 31, 2017 and 2016, respectively, audit-related fees billed to the Company by DHG and Stegman & Company were $0 and $0, respectively.

Tax Fees. The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $7,500 and $7,500 by DHG and Stegman & Company during the years ended March 31, 2017 and 2016, respectively.

All Other Fees. The aggregate fees billed to us by DHG and Stegman & Company for professional services rendered for other fees were $0 and $0 during the years ended March 31, 2017 and 2016, respectively. There were no fees billed to us by DHG and Stegman & Company during the years ended March 31, 2017 and 2016 that are not described above.

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The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended March 31, 2017, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their consideration of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the

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Company’s consolidated financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal years ended March 31, 2017 and 2016 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Audit Committee of the Board of Directors of

Hamilton Bancorp, Inc.

James R. Farnum, Jr. (Chairman)

William E. Ballard

Carol L. Coughlin

Jenny G. Morgan

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Executive Officers

The following table sets forth information regarding the executive officers of the Company and Hamilton Bank. Age information is as of March 31, 2017. The executive officers of the Company and Hamilton Bank are elected annually.

Name	Age	Position
Robert A. DeAlmeida	62	President and Chief Executive Officer
John P. Marzullo	46	Senior Vice President, Chief Financial Officer and Treasurer
Ellen R. Fish	55	Executive Vice President

Below is the business experience for the past five years of our executive officers who are not also directors.

John P. Marzullo. John P. Marzullo joined Hamilton Bank in 2010, filling the position of treasurer that was left vacant when Bob DeAlmeida took on his current role as president in 2006. Marzullo's primary responsibilities include overseeing the accounting department, handling the monthly and quarterly financial reporting, and working with DeAlmeida to manage the bank’s investment portfolio. Marzullo brings nearly 20 years of experience in accounting, both as a certified public accountant (currently inactive) and as an assistant controller in the banking industry. While at Stegman & Company, he worked with a number of small businesses but was primarily the go-to CPA for financial institutions. He later moved to RSM McGladrey for a brief time before seizing an opportunity to move into the banking industry with a position as assistant controller at K Bank. He remained at K Bank for six years, until it was taken over by federal regulators and then M&T Bank at the end of 2010. The lessons learned at K Bank prepared Marzullo well for the conservative approach long held by Hamilton. Marzullo graduated with honors from Towson University, receiving a bachelor’s degree in finance in 1994 and a bachelor’s degree in accounting in 1996. He is a member of the Maryland Association of CPAs and the American Institute of CPAs, allowing him to stay on top of trends in banking and giving him additional research tools. He’s a married father of three children, and a life-long soccer player.

Ellen R. Fish. Ellen Fish joined Hamilton Bank in 2014 and has over 30 years of banking experience and an impressive background in lending, cash management, retail banking and operations. Fish is responsible for the oversight of the lending, cash management, retail banking, IT, operations and loan servicing in addition to; the development and delivery of products and services to customers throughout the bank. Prior to her time at Hamilton Bank, she served as Executive Vice President at CFG Community Bank and Senior Vice President for Provident Bank of Maryland. Ms. Fish was a founder of the Baltimore County Small Business Resource Center. She is a recognized female executive having been a three-time recipient of The Daily Record’s “Maryland’s Top 100 Women” award and inducted into the “Circle of Excellence.” Fish was appointed to the University System of Maryland Board of Regents by Governor Hogan in 2016. She has previously served on the boards for the Maryland Chamber of Commerce, Towson University Foundation, Baltimore County Chamber of Commerce, The Women’s Housing Coalition, Leadership Baltimore County and Roland Park Country School. Fish is a past president of Executive Alliance and a two-time recipient of SmartCEO’s “Top Banker” award. She has also received the Volunteer of the Year award from the Baltimore County Chamber of Commerce and was a recipient of the 2016 Maryland Bankers Association Achievement Honors. Fish earned her Bachelor of Science degree in management from Virginia Tech.

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Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, Mr. DeAlmeida, who serves as our President and Chief Executive Officer, Mr. Marzullo, who serves as our Senior Vice President, Chief Financial Officer and Treasurer, and Ellen R. Fish, who serves as our Executive Vice President for the year ended March 31, 2017. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table for the Year Ended March 31, 2017
Name and Principal Position	Year	Salary (1)($)	Bonus (2) ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation (3)($)	Total ($)

Robert A. DeAlmeida	2017	264,083	4,400	—	—	24,224	292,707
President and Chief	2016	264,083	5,000	—	—	26,828	295,911
Executive Officer

John P. Marzullo	2017	106,294	3,850	—	—	9,983	120,037
Senior Vice President, Chief	2016	103,227	4,375	—	—	10,649	118,250
Financial Officer and Treasurer

Ellen R. Fish	2017	205,429	4,356	—	—	18,390	228,175
Executive Vice President	2016	203,846	4,950	—	—	15,357	224,153

(1)	Includes salary that was earned in accordance with the Bank’s paid time off policy applicable to all employees.
(2)	The Compensation Committee approved a bonus of $10,000 for Mr. DeAlmeida and a retention bonus pool of $50,000 to be allocated by the Chief Executive Officer for employee performance related to the merger with Fairmount Bancorp. As a result of the foregoing, Mr. Marzullo and Ms. Fish were awarded bonuses of $8,750 and $9,900, respectively. Half of each bonus was paid in September 2015, and half was paid on June 30, 2016, based on the Company’s performance after the merger.
(3)	The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits which we provide. A break-down of the various elements of compensation in this column for fiscal 2017 is set forth in the table immediately below. For the year ended March 31, 2017, no Named Executive Officer received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.

Name	Safe Harbor Contribution to 401(k) Plan (a) ($)	Split Dollar Life Insurance (b) ($)	ESOP and Supplemental ESOP (c) ($)	Total ($)
Robert A. DeAlmeida	7,950	823	15,451	24,224
John P. Marzullo	3,280	239	6,374	9,893
Ellen R. Fish	6,249	—	12,141	18,390

(a)	Represents the safe harbor employer contribution made to the Named Executive Officer’s 401(k) Plan account for the plan year ended December 31, 2016.
(b)	Represents the Named Executive Officer’s imputed income related to split dollar life insurance that is provided by Hamilton Bank for the year ended March 31, 2017. Such split dollar life insurance coverage is provided in accordance with the Named Executive Officer’s Executive Split Dollar Agreement with Hamilton Bank as described below under “Benefit Plans-Executive Split Dollar Agreements.”
(c)	Represents the aggregate number of: (1) shares allocated to the Named Executive Officer’s ESOP account with respect to the plan year ended December 31, 2016, the value of which was determined based on the $15.35 closing price of the Company's common stock as reported by NASDAQ on March 31, 2017, and (2) phantom shares allocated to the Named Executive Officer’s Supplemental ESOP account with respect to the plan year ended December 31, 2016, the value of which was determined based on the $15.35 closing price of the Company's common stock as reported by NASDAQ on March 31, 2017.

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Short Term Incentive Plan

The Bank adopted the Annual Incentive Plan, effective as of April 1, 2015, to motivate and reward senior management for their contributions to the performance and success of the Company and Hamilton Bank. The Plan focuses on financial measures that are critical to the Company’s and Hamilton Bank’s growth and profitability, and is utilized to align the interests of our senior management team with shareholders of the Company by paying cash bonus awards that are directly linked to the performance of the Company and Hamilton Bank. If the performance objectives are accomplished, the participant would receive a cash award equal to a pre-established percentage of his or her base salary, as determined by the Compensation Committee. Each Named Executive Officer was a participant in the Annual Incentive Plan.

For the annual performance period ending March 31, 2017, the Compensation Committee established objective performance objectives related to: (1) net income; (2) loan production; and (3) asset quality. Because the Bank did not satisfy its pre-established net income performance metric, no bonuses were awarded under the Annual Incentive Plan.

Employment and Change in Control Agreements

Employment Agreement with Mr. DeAlmeida. On October 10, 2012, Hamilton Bank and the Company entered into separate employment agreements with Mr. DeAlmeida. The employment agreements have essentially identical provisions, except that the employment agreement with the Company: (i) provides for daily, rather than annual, renewal of the term; (ii) obligates the Company to make payments not made by Hamilton Bank under its agreement with Mr. DeAlmeida (provided that no duplicate payments are made); and (iii) will not require an automatic cut-back of severance benefits payable on termination of employment in connection with a change in control in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

The employment agreement with the Company has a three-year term that automatically renews daily so that the remaining term is always three years. The employment agreement with Hamilton Bank had an initial term of three years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the Board of Directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the Hamilton Bank employment agreement for an additional year or determine not to extend the term of the Hamilton Bank employment agreement. If the Board of Directors determines not to extend the term, it must notify Mr. DeAlmeida at least 30 days, but not more than 60 days, prior to the anniversary date.

The employment agreements provide Mr. DeAlmeida with an annual base salary, which was $259,100 for the year ended March 31, 2017. The base salary may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, Mr. DeAlmeida is entitled to participate in any bonus program and benefit plan that are made available to management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of Mr. DeAlmeida’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal to the base salary that he would have earned had he remained employed with the Hamilton Bank and the Company from his date of termination until, and including, the last day of the remaining term of his employment agreements. Such payment is payable in a lump sum within 30 days following Mr. DeAlmeida’s date of termination. In addition, Mr. DeAlmeida will be entitled to receive from Hamilton Bank or the Company continued life insurance and non-taxable medical and dental insurance coverage under the same cost-sharing arrangements that apply for active employees of Hamilton Bank

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and Hamilton Bancorp. Such coverage will cease upon the earlier of: (i) the completion of the remaining term of the employment agreements or (ii) the date on which Mr. DeAlmeida receives substantially similar benefits from another employer. For purposes of the employment agreements, “good reason” is defined as: (i) a material reduction in base salary or benefits (other than reduction by Hamilton Bank or the Company that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in Mr. DeAlmeida’s duties or responsibilities; (iii) a relocation of Mr. DeAlmeida’s principal place of employment by more than 25 miles from Hamilton Bank’s or the Company’s main office location; or (iv) a material breach of the employment agreements by Hamilton Bank or the Company.

If Mr. DeAlmeida’s involuntary termination of employment other than for cause, disability or death or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his highest rate of base salary and annual bonus paid to, or earned by, him during the current calendar year of his date of termination or either of the three calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. DeAlmeida’s date of termination. In addition, Mr. DeAlmeida would be entitled, at no expense, to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is three years after his date of termination; or (ii) the date on which he receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the Hamilton Bank employment agreement but not under the Company employment agreement in connection with a change in control will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Furthermore, should Mr. DeAlmeida become disabled, he will be entitled to disability benefits, if any, provided under a long-term disability plan sponsored by Hamilton Bank or the Company. In the event of Mr. DeAlmeida’s death while employed, his beneficiaries will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year thereafter.

Upon any termination of employment that would entitle Mr. DeAlmeida to a severance payment (other than a termination in connection with a change in control), Mr. DeAlmeida will be required to adhere to one-year non-competition and non-solicitation covenants.

Change in Control Agreement with Mr. Marzullo. On October 10, 2012, Hamilton Bank entered into a change in control agreement with Mr. Marzullo. The agreement had an initial term of two years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the Board of Directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the Board of Directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to the anniversary date of the agreement.

Under the agreement, in the event of Mr. Marzullo’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, Mr. Marzullo would be entitled to a severance payment equal to two times the sum of his highest rate of base salary and annual bonus paid to, or earned by, him during the current calendar year of his date of termination or either of the two calendar years immediately preceding his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Marzullo’s date of termination. In addition, Mr. Marzullo would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental

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insurance coverage until the earlier of: (i) the date which is two years after his date of termination or (ii) the date on which he receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. For purposes of the change in control agreement, “good reason” is defined as: (i) a material reduction in Mr. Marzullo’s base salary or benefits (other than reduction by Hamilton Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in his duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles from Hamilton Bank’s main office location; or (iv) a material breach of the change in control agreement by Hamilton Bank.

Change in Control Agreement with Ms. Fish. On February 27, 2015, Hamilton Bank entered into a change in control agreement with Ms. Fish. The anniversary date of the agreement has since been changed to October 10 of each year so that the agreement term aligns with the aforementioned agreements for Messrs. DeAlmeida and Marzullo. The agreement has an initial term of two years. At least 60 days prior to the anniversary date of the agreement, the disinterested members of the Board of Directors of Hamilton Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to the anniversary date of the agreement.

Under the agreement, in the event of Ms. Fish’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason,” occurs on or after the effective date of a change in control of the Company or Hamilton Bank, Ms. Fish would be entitled to a severance payment equal to two times the sum of her highest rate of base salary and annual bonus paid to, or earned by, her during the current calendar year of her date of termination or either of the two calendar years immediately preceding her date of termination. Such payment will be payable in a lump sum within 30 days following Ms. Fish’s date of termination. In addition, Ms. Fish would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (i) the date which is two years after her date of termination or (ii) the date on which she receives substantially similar benefits from another employer. Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. For purposes of the change in control agreement, “good reason” is defined as: (i) a material reduction in Ms. Fish’s base salary or benefits (other than reduction by Hamilton Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (ii) a material reduction in her duties or responsibilities; (iii) a relocation of her principal place of employment by more than 25 miles from Hamilton Bank’s main office location; or (iv) a material breach of the change in control agreement by Hamilton Bank.

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Stock Based Compensation

Set forth below is certain information regarding outstanding equity awards granted to the Named Executive officers at March 31, 2017:

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested (2) ($)

Robert A. DeAlmeida	44,400	29,600	13.85	2/3/2024	10,000	153,500
John P. Marzullo	11,100	7,400	13.85	2/3/2024	2,400	36,840
Ellen R. Fish	11,100	7,400	13.85	2/18/2024	3,300	50,655

(1)	Stock awards and option awards listed for Messrs. DeAlmeida and Marzullo represent grants under our 2013 Equity Incentive Plan and vest at a rate of 20% per year beginning on February 3, 2015. For Ms. Fish, her stock awards and option awards listed represent grants under our 2013 Equity Incentive Plan and vest at a rate of 20% per year beginning on February 18, 2015.
(2)	The amounts in this column are based on the fair market value of our common stock on March 31, 2017 of $15.35 per share.

2013 Equity Incentive Plan. On November 18, 2013, our shareholders approved the 2013 Equity Incentive Plan to provide employees and directors of the Company and Hamilton Bank with additional incentives to promote the growth and performance of the Company and to further align the interests of our directors and management with the interests of our shareholders by increasing the ownership interests of directors and management in the common stock of the Company. The 2013 Equity Incentive Plan is administered by the Compensation Committee. The 2013 Equity Incentive Plan initially authorized the issuance of up to 518,420 shares of common stock, of which up to 370,300 shares of common stock may be delivered pursuant to the exercise of stock options and 148,120 shares of common stock may be issued pursuant to grants of restricted stock awards and/or restricted stock units.

The Compensation Committee may determine the type and terms and conditions of the awards under the 2013 Equity Incentive Plan, and these determinations will be set forth in an award agreement delivered to each recipient. Factors used to determine awards under the plan include recipient’s executive position, job performance and contributions to the company. Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units, as follows:

(i)	Stock Options. A stock option gives the recipient the right to purchase shares of Company common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is grant. Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options.

(ii)	Restricted Stock. A restricted stock award is a grant of common stock of the Company, subject to vesting requirements, to a recipient for no consideration or minimum consideration as may be required by applicable law. Restricted stock awards are granted in whole shares of common stock and are subject to vesting conditions and other

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restrictions established by the Compensation Committee as set forth in the 2013 Equity Incentive Plan or the award agreement. Unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive dividends and distributions with respect to the common stock.

(iii)	Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock, however, unlike a restricted stock award, no shares of stock are transferred to the recipient until certain requirements or conditions associated with the award are satisfied.

With respect to restricted stock and restricted stock units, performance measures may be applied to the awards so that they are conditioned on the achievement of one or more performance measures set forth in the 2013 Equity Incentive Plan and specified in the recipient’s underlying award agreement. Such shares are referred to as “performance shares.” The performance shares will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined and specified in the recipient’s award agreement. Notwithstanding the foregoing, unless otherwise specified in the recipient’s award agreement, all awards will vest upon death, disability or involuntary termination of employment or termination of service as a director following a change in control.

As of March 31, 2017, the Compensation Committee awarded 83,900 restricted stock awards and 242,350 stock options to employees and directors, in the aggregate, under the 2013 Equity Incentive Plan.

Benefit Plans

Hamilton Bank Agreement for Deferred Compensation of Salaries. Hamilton Bank adopted the Agreement for Deferred Compensation of Salaries on January 1, 1984. Mr. DeAlmeida is a participant in this plan. The plan allows for executive participant to defer payment of a specified percentage or fixed amount of his base salary to be paid during the next calendar year. The participant’s deferred salary is held by Hamilton Bank through a grantor trust. Legg Mason Trust, FSB serves as trustee of the grantor trust and is directed by Hamilton Bank as to the investment of the assets held by the grantor trust. If the participant elects to defer payment of his salary, the participant is required to elect the time and manner in which his deferred salary will be paid. Specifically, the participant must elect that his deferred salary will (i) either be paid on either a specified date or upon his separation from service and (ii) be paid in the form of either a lump sum distribution or equal installments over a specified period of time.

Executive Split Dollar Agreements. Hamilton Bank has entered into Executive Split Dollar Agreements with each of Messrs. DeAlmeida and Marzullo. Under the agreements, each executive’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Hamilton Bank in the event of the executive’s death while employed with Hamilton Bank. The death benefit payable to each executive’s designated beneficiary is $350,000.

401(k) Plan. Hamilton Bank maintains the 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. Each eligible employee can begin participating in the 401(k) Plan on the first day of the month following the date on which the employee attains age 18 and has completed 90 days of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2017, the salary deferral contribution limit is $18,000 provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan. In addition to salary deferral contributions, the 401(k) Plan provides

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that Hamilton Bank will make a safe harbor employer contribution to each participant’s account equal to at least 3% of the participant’s compensation earned during the plan year (referred to as a “non-elective contribution”). A participant is always 100% vested in his or her salary deferral and non-elective contributions.

In addition, Hamilton Bank is permitted to make a discretionary profit sharing contribution to the 401(k) Plan that is allocated to each participant based on his or her group category. Each participant will be categorized into one of the following groups: (i) Group A will consist of the President and Chief Executive Officer; (ii) Group B will consist of the Executive Vice President; (iii) Group C will consist of Senior Officers; (iv) Group D will consist of Junior Officers; (v) Group E will consist of Managers; (vi) Group F will consist of Staff; (vii) Group G will consist of Terminated Highly Compensated Employees; and (viii) Group H will consist of Terminated Non-Highly Compensated Employees. Hamilton Bank may contribute a different percentage of the profit sharing contribution to each group, with the amount contributed to be allocated to each participant in the group proportionately based on his or her compensation compared to the total compensation paid to all participants in the group during the plan year. Each participant vests in his or her profit sharing contribution at a rate 20% per year such that the participant will become 100% vested upon the completion of five years of credited service. However a participant will immediately become 100% vested in any employer contributions upon the participant’s death, disability or attainment of age 65 (or the fifth anniversary of joining the 401(k) Plan, if later) while employed with Hamilton Bank.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59½ (while employed with Hamilton Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of either a lump sum or installment payments of at least $1,000 over a specified period.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options available, including the Hamilton Bancorp Stock Fund, which allows participants to invest in the common stock of the Company.

ESOP. Effective January 1, 2012, Hamilton Bank adopted the ESOP, a tax-qualified retirement plan, for eligible employees. Eligible employees who have attained age 21 will begin participation in the ESOP on the later of the effective date of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period. Employees who had attained age 21 and completed 1,000 hours of service during a continuous 12-month period as of October 10, 2012 (the effective date of the conversion of Hamilton Bank from the mutual to stock form of organization) were eligible to immediately participate in the ESOP.

The ESOP trustee purchased, on behalf of the ESOP, 296,240 shares of Company common stock issued in connection with the conversion and related stock offering. The ESOP funded its stock purchase with a loan of $2,962,400 from the Company, which represented the aggregate purchase price of the common stock. The loan is repaid principally through Hamilton Bank’s contribution to the ESOP and dividends payable on unallocated common stock held by the ESOP over a 20-year term of the loan. The interest rate for the ESOP loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal. The interest rate adjusts annually and is the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account. Shares are released from the suspense account on a pro-rata basis as the loan is repaid by the ESOP. The trustee allocates the shares released among the participants’ accounts on the basis of each participant’s proportional share of compensation relative to all participants. Participants vest in their benefit at a rate

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of 20% per year, such that the participants will be 100% vested upon completion of five years of credited service. Participants who were employed by Hamilton Bank immediately prior to the conversion received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon severance from employment. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Hamilton Bank will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of Company common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the Company’s earnings.

Supplemental ESOP. Hamilton Bank adopted the Hamilton Bank Non-Qualified Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”), effective January 1, 2012. The Supplemental ESOP is a non-tax qualified benefit restoration plan that provides additional cash benefits, equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees selected by the Compensation Committee to participate in the plan and whose benefits under the tax-qualified ESOP described above are limited by tax limitation laws applicable to tax-qualified plans. Mr. DeAlmeida is the only participant in the Supplemental ESOP.

Each plan year, the Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (denominated in shares of phantom stock) between: (i) the number of shares of common stock of the Company that would have been allocated to the participant’s account in the ESOP, but for the tax law limitations imposed by the Internal Revenue Code, plus earnings thereon; and (ii) the actual number of shares allocated to the participant’s account in the ESOP plus earnings thereon. Hamilton Bank, at its discretion, may establish a rabbi trust to hold assets attributable to the Supplemental ESOP to fund its benefit obligation or may account for the assets of the Supplemental ESOP solely as bookkeeping entries. One share of phantom stock will have a value equal to the fair market value of one share of Company common stock. Dividends deemed paid on shares of phantom stock held in the participant’s account will immediately be deemed to be reinvested in shares of phantom stock.

The participant’s accumulated benefit under the Supplemental ESOP will be payable in a lump sum payment within 30 days following the first to occur of: (i) the participant’s separation from service; (ii) the participant’s death; (iii) the participant’s disability; or (iv) a change in control of Hamilton Bank or the Company. The accumulated benefit will be paid to the participant in cash equal to the fair market value of the participant’s phantom shares, plus earnings thereon, as of the date of distribution.

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Director Compensation

Director Fees. All non-employee directors received fees per board and committee meetings attended for the fiscal year ended March 31, 2017. Each non-employee director was paid a retainer of $2,000 per month, with the exception of the Board Chairwoman who was paid $3,000 per month. In addition, Directors Farnum, Bouffard and Macdonald each received a monthly retainer for their service as Chairperson of the Audit Committee ($300), Compensation Committee ($200) and Governance and Nominating Committee ($100), respectively. Each non-employee director was also paid $500 for each special board meeting and committee meeting attended. A special board meeting is a board meeting other than our regularly scheduled monthly meeting.

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended March 31, 2017. Director compensation paid to directors who are also Named Executive Officers is reflected above in “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2)(3)($)	Option Awards (1) (2)(4)($)	All Other Compensation (5) ($)	Total ($)
Carol L. Coughlin	46,000	—	—	—	46,000
William E. Ballard	32,000	—	—	—	32,000
Joseph J. Bouffard	36,000	$10,125	$128,250	—	174,375
James R. Farnum, Jr.	40,600	—	—	—	40,600
William W. Furr	30,000	—	—	—	30,000
Bobbi R. Macdonald	30,700	—	—	—	30,700
Jenny G. Morgan	30,500	$10,125	$128,250	—	168,875

(1)	Each director’s outstanding stock options and restricted stock awards are as follows: Coughlin — stock options: 9,500; restricted stock: 4,900. Ballard — stock options: 9,500; restricted stock: 4,500. Bouffard: —stock options: 9,500; restricted stock: 750. Farnum — stock options: 9,500; restricted stock: 750. Furr — stock options: 9,500; restricted stock: 4,500. Macdonald — stock options: 9,500; restricted stock: 4,500. Morgan—stock options: 9,500; restricted stock: 750.
(2)	Amounts included in the “Stock Awards” and “Option Awards” columns for the year ended March 31, 2017, represent grants under our 2013 Equity Incentive Plan that were made on November 1, 2016 to directors Bouffard and Morgan. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) at a rate of 20% per year beginning November 1, 2017, neither of the directors actually recognized any income from the awards during the year ended March 31, 2017.
(3)	Reflects the aggregate grant date fair value of restricted stock awards granted to each director on November 1, 2016 with a grant date market value of $13.50 per share. Directors Bouffard and Morgan were each granted 750 shares of restricted stock. These awards vest equally over a five-year period beginning on November 1, 2017. The assumptions used in the valuation of these awards are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission.
(4)	Reflects the aggregate grant date fair value of awards of stock options granted to each director on November 1, 2016 with a grant date fair value of $13.50 per stock option and an exercise price of $13.50 per option. These awards vests equally over a five-year period beginning on November 1, 2017. Directors Bouffard and Morgan were each granted 9,500 options. The assumptions used in the valuation of these awards are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017 as filed with the Securities and Exchange Commission.
(5)	No director received any perquisites or benefits that, in the aggregate, were equal to or greater than $10,000.

Director Plans

2013 Equity Incentive Plan. Directors are eligible to participate in the 2013 Equity Incentive Plan. Please see the description of the plan set forth under “Executive Compensation-Benefit Plans” for further details.

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Stock Ownership

Stock Ownership of Certain Beneficial Owners

The following table provides information as of June 30, 2017, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 3,411,075 shares of Company common stock issued and outstanding as of June 30, 2017.

Name and Address	Number of Shares Owned	Percent of Common Stock Owned

Stilwell Value Partners VII, L.P. (1)	315,101	9.24%
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P.
Stilwell Partners, L.P.
Stilwell Value LLC
Joseph Stilwell
111 Broadway,12th Floor
New York, New York 10006

Hamilton Bank Employee Stock Ownership Plan Trust (2)	291,054	8.53%
First Bankers Trust Services, Inc.
2321 Kochs Lane, P.O. Box 4005
Quincy, Illinois 62305

EJF Capital LLC (3)	325,000	9.53%
EJF Sidecar Fund, Series LLC – Series E
Emanuel J. Friedman
2107 Wilson Boulevard, Ste 410
Arlington, Virginia 22201

(1)	On a Schedule 13D/A filed on June 8, 2015, Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell each reported shared dispositive power and shared voting power with respect to 315,101, of the Company’s common stock.
(2)	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary duties, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(3)	On a Schedule 13G filed on February 11, 2016, EJF Capital LLC, EJF Sidecar Fund, Series LLC – Series E and Emanuel J. Friedman reported shared voting and dispositive power with respect to 325,000 shares of the Company’s common stock.

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Stock Ownership of Management

The following table provides information as of June 30, 2017 about the shares of Company common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 3,411,075 shares of Company common stock issued and outstanding as of June 30, 2017.

Name	Number of Shares Owned		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total	Percent of Common Stock Outstanding

Directors:
Carol L. Coughlin	19,291	(1)	5,700	24,991	*
William E. Ballard	10,700	(2)	5,700	15,700	*
Joseph J. Bouffard	1,417	(3)	—	1,417	*
Robert A. DeAlmeida	82,575	(4)	44,400	126,975	3.72%
James R. Farnum, Jr.	1,750	(5)	5,700	7,450	*
William W. Furr	14,500	(6)	5,700	20,200	*
Bobbi R. Macdonald	6,750	(7)	5,700	12,450	*
Jenny G. Morgan	2,750	(8)	—	2,750	*

Named Executive Officers Who Are Not Also Directors:
John P. Marzullo	8,728	(9)	11,100	19,828	*
Ellen R. Fish	7,137	(10)	11,100	18,237	*
All Directors and Executive Officers as a Group (10) persons	155,598		95,100	250,698	7.35%

*	Less than 1%.
(1)	Includes 2,120 shares of unvested restricted stock, 9,021 shares held in an IRA, 5,370 shares held in a trust and 2,780 shares directly owned.
(2)	Includes 1,800 shares of unvested restricted stock, 6,200 shares held in an IRA and 2,700 shares directly owned.
(3)	Includes 750 shares of unvested restricted stock and 667 shares directly owned.
(4)	Includes 12,501 shares held in the Bank’s 401(k) Plan, 17,800 shares held in a trust, 6,774 shares held through the ESOP, 10,000 shares of unvested restricted stock, 15,000 shares held in an IRA, 500 shares held by Mr. DeAlmeida’s daughter, and 20,000 shares directly owned.

(5)	Includes 300 shares of unvested restricted stock, 1,000 shares held in an IRA and 450 shares directly owned.
(6)	Includes 1,800 shares of unvested restricted stock, 10,000 shares held in an IRA and 2,700 shares directly owned.
(7)	Includes 250 shares held in a limited liability company, 1,800 shares of unvested restricted stock and 4,700 shares directly owned.
(8)	Includes 750 shares of unvested restricted stock and 2,000 shares directly owned.
(9)	Includes 2,728 shares held through the ESOP, 2,400 shares of unvested restricted stock and 3,600 shares directly owned.
(10)	Includes 1,387 shares held through the ESOP, 3,300 shares of unvested restricted stock and 2,450 shares directly owned.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Hamilton Bancorp common stock during the year ended March 31, 2017.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Hamilton Bank to our executive officers and directors in compliance with federal banking regulations. At March 31, 2017, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Hamilton Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at March 31, 2017, and were made in compliance with federal banking regulations.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to Hamilton Bancorp, Inc., 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286. Communications to the Board of Directors should be in the care of Robin L. Thiess, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Bobbi R. Macdonald, the Chair of the Governance and Nominating Committee of the Board of Directors. It is in the discretion of the Governance and Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the

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Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Robin L. Thiess
Corporate Secretary

Towson, Maryland
July 21, 2017

32

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1. Election of Directors:

	For	Withhold
01 - William E. Ballard	☐	☐
02 - Carol L. Coughlin	☐	☐
03 - Joseph J. Bouffard	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Dixon Hughes Goodman, LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2018.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

3 1 D V

02MLFB

IMPORTANT ANNUAL MEETING INFORMATION

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 21, 2017
5:00 P.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Hamilton Bancorp, Inc. (the "Company"), consisting of Robert A. DeAlmeida and Carol L. Coughlin, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 21, 2017 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the listed proposals. If other business is presented at the Annual Meeting, including whether or not to postpone or adjourn the meeting, this proxy will be voted by the proxies in their judgement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dear ESOP Participant:

I am forwarding you the attached green Vote Authorization Form to convey your voting instructions to First Bankers Trust Services (the “ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Hamilton Bancorp, Inc. (the “Company”) to be held on August 21, 2017. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Hamilton Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to direct the ESOP Trustee how to vote the shares of Company common stock allocated to your account. To direct the ESOP Trustee how to vote your shares of Company common stock, please complete and sign the attached green Vote Authorization Form and return it in the enclosed postage-paid envelope so that it is received (not post marked) no later than August 14, 2017. Vote Authorization Forms received after August 14, 2017 will not be counted. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Hamilton Bank.

The ESOP Trustee will vote the unallocated shares of Company common stock held in the ESOP Trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended. If you do not direct the ESOP Trustee how to vote your shares of Company common stock, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Sincerely,

The Plan Administrator of the Hamilton Bank Employee Stock Ownership Plan

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

VOTE AUTHORIZATION FORM

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - William E. Ballard	☐	☐	02 - Carol L. Coughlin	☐	☐	03 - Joseph J. Bouffard	☐	☐

+

	For	Against	Abstain
2. The ratification of the appointment of Dixon Hughes Goodman, LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2018.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

3 1 D V

+

02MLJA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC. — ESOP

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 21, 2017
5:00 P.M., LOCAL TIME

THIS FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE

I understand that I have the right to direct the Hamilton Bank ESOP Trustee (the "Trustee") to vote the shares of common stock of Hamilton Bancorp, Inc. that have been allocated to my account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Hamilton Bancorp, Inc. (the "Annual Meeting") to be held on August 21, 2017 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting.

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Hamilton Bank ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in such plan will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

Dear 401(k) Plan Participant:

I am forwarding you the attached blue Vote Authorization Form to convey your voting Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a holder of Company common stock in the Hamilton Bancorp Stock Fund (the “Employer Stock Fund”) through the Hamilton Bank 401(k) Profit Sharing Plan, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of June 30, 2017, the record date for stockholders entitled to vote at the Annual Meeting. To direct the Employer Stock Fund Trustee how to vote your shares held in the Employer Stock Fund, please complete and sign the attached blue Vote Authorization Form and return it in the enclosed postage-paid envelope so that it is received (not post marked) no later than August 14, 2017. Vote Authorization Forms received after August 14, 2017 will not be counted. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Hamilton Bank.

Shares of Company common stock held in the Employer Stock Fund for which no directions are given or for which timely instructions were not received will be voted by the Trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

Sincerely,

The Plan Administrator of the Hamilton Bank 401(k) Profit Sharing Plan

Hamilton Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

VOTE AUTHORIZATION FORM

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Election of Directors:

	For	Withhold
01 - William E. Ballard	☐	☐
02 - Carol L. Coughlin	☐	☐
03 - Joseph J. Bouffard	☐	☐

+

	For	Against	Abstain
2. The ratification of the appointment of Dixon Hughes Goodman, LLP as independent registered public accounting firm of Hamilton Bancorp, Inc. for the fiscal year ending March 31, 2018.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 1 D V +

02MLIA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Hamilton Bancorp, Inc.

Proxy — HAMILTON BANCORP, INC. — 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 21, 2017
5:00 P.M., LOCAL TIME

THIS FORM IS SOLICITED ON BEHALF OF THE 401(K) PLAN TRUSTEE

I understand that I have the right to direct the Hamilton Bank 401(k) Plan Trustee (the "Trustee") to vote the shares of common stock of Hamilton Bancorp, Inc. held in my account under the 401(k) Plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Hamilton Bancorp, Inc. (the "Annual Meeting") to be held on August 21, 2017 at 5:00 p.m., local time, at the executive and administrative office of Hamilton Bank, located at 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting.

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in such plan will be voted by the Trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.